UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 22, 2020

BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Kansas
(State or Other Jurisdiction of Incorporation)

0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Butler National Corporation (OTCQB: BUKS) a recognized provider of professional management services in the gaming industry, announces the completion of the acquisition of the Boot Hill and Resort Casino land and building by the exercise of its lease buy-out option.

BHCMC, LLC completed a $42 Million debt transaction to exercise an option to acquire the casino land and building for $41.25 million from BHC Development, L.C. The transaction consisted of two bank loans with Academy Bank, N.A. One note for $35 million collateralized by real estate in Dodge City with an interest rate of 5.25% payable over seven years with an initial twenty-year amortization and a balloon payment of approximately $19.25 million at the end of seven years.  The second note for $7 million collateralized by real estate in Dodge City with an interest rate of 5.75% payable in full over five years.  The balance of the two loans was used to pay financing related expenses and attorney fees.

Item 9.01 Financial Statements and Exhibits

Exhibit 99    Press release announcing the completion of the acquisition of the Boot Hill and Resort Casino land and building by the exercise of its lease buy-out option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)
December 22, 2020 Date	/s/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
December 22, 2020 Date	/s/ Tad M. McMahon Tad M. McMahon (Chief Financial Officer)